Exhibit 99.1

SOURCE: India Globalization Capital, Inc.
December 30, 2011

IGC’s Shareholders Approve All Proposals Related to the Acquisition of Ironman

BETHESDA, MD--(Marketwire – December 30 2011) - India Globalization Capital, Inc. (NYSE Amex: IGC), a company competing in the rapidly growing materials and infrastructure industry in India and China, announces that a majority of its shareholders approved all proposals related to the acquisition of Ironman.  Each of the proposals received more than the required 50% of the 20,960,433 shares of the Company’s common stock issued and outstanding as of December 8, 2011.

Ram Mukunda, CEO of IGC, said, “The acquisition provides an accretive platform for our materials business. We thank our shareholders for their support in approving the proposals during the busy holiday season. We look forward to an exciting 2012.”

IGC will issue 31,500,000 Common Shares to HK Ironman in exchange for 100% of the common stock of HK Ironman and elect Mr. Danny Qing Chang as a member of IGC’s Board of Directors to hold office as a Class A director for a period to expire at IGC’s 2014 annual meeting of stockholders. IGC will also issue 3,150,000 Common Shares to executive officers and directors of IGC and Ironman subject to a 12-month vesting period, as a retention incentive following the closing of the acquisition.

About IGC:
Based in Bethesda, Maryland, India Globalization Capital (IGC) is a materials and construction company operating in India and China.  We supply iron ore to China and rock aggregate to the infrastructure industry in India.  For more information about IGC, please visit IGC's Web site at www.indiaglobalcap.com.  For more information on our Chinese operations please visit please visit www.hfironman.net.

Forward-looking Statements:
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws.  Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms.  These forward-looking statements are based on the existing beliefs, assumptions, expectations, estimates, projections and understandings of the management of IGC concerning PRC Ironman with respect to future events at the time these statements are made.  These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond IGC's control and are difficult to predict.  Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in our business, our competitive environment, infrastructure demands, iron ore availability and governmental, political, economic, legal and social conditions in India and China.

Factors that could cause actual results to differ, relate to the (i) ability of IGC to successfully execute on contracts and business plans, (ii) ability to raise capital and the structure of such capital including the exercise of warrants, (iii) exchange rate changes between the U.S. dollar, the Chinese RMB and the Indian rupee, (iv) weather conditions in China and India, (v) uncertainties with respect to the People's Republic of China’s legal and regulatory environment, and (vi) ability of the Company to access ports on the coasts of India.  Readers are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.  Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in detail in IGC's amended Annual Report on Form 10-K for the year ended March 31, 2011 and in IGC’s Definite Proxy filed with the Securities and Exchange Commission on November 2, 2011 and December 9, 2011, respectively.

Contact Information
Investor Relations Contact:
Mr. John Selvaraj
301-983-0998